Exhibit 3.7

STATE OF MISSOURI
Robin Carnahan, Secretary of State

Articles of Organization

1.	The name of the limited liability company is:

Access 2 Care, LLC

2.	The purpose(s) for which the limited liability company is organized:

To engage in transportation management and all other legal purposes for which a limited liability company may be organized in Missouri.

3.	The name and address of the limited liability company’s registered agent in Missouri is:

Stephen Lane Ukman, 505 North & South Road, #3B, University City, MO 63130
	Name	Address

4,	The management of the limited liability company is: ☒ Manager ☐ Member

5.	The duration (period of existence) for this limited liability company is:

Perpetual

6.	The name(s) and street address(es) of each organizer:

Stephen Lane Ukman, 505 North & South Road, #3B, University City, MO 63130

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

Stephen Ukman
(Organizer Name)

ARTICLES OF INCORPORATION
OF
ABBOTT MERGER, INC.

The undersigned natural person(s) of the age of eighteen years or more for the purpose of forming a corporation under the General and Business Corporation Law of Missouri hereby adopts the following Articles of Incorporation.

Article I

The name of the corporation (hereinafter referred to as the “Corporation”) is:  ABBOTT MERGER, INC.

Article II

The address, including street and number, if any, of the Corporation’s initial registered office in this state is 714 Locust Street, St. Louis, MO 63101.  The name of its initial agent at such address is Charles E. Valier.

Article III

The aggregate number, class and par value, if any, of shares which the Corporation shall have authority to issue is shall be:  Thirty Thousand (30,000) shares of Common Stock all of which shall have no par value per share amounting in the aggregate not to exceed Thirty Thousand Dollars ($30,000.000).

There are no preferences, qualifications, limitations, restrictions, and special or relative rights, including convertible rights, if any, in respect of the shares of the Common Stock.

Article IV

The preemptive right of a shareholder to acquire additional shares is as follows:

1.             Whenever the Board of Directors of the corporation authorizes the issuance of shares of common stock, or any rights, options or warrants to purchase any common stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable for, such stock, rights, options, warrants or securities (hereinafter collective referred to as “Securities”), the Securities shall first be offered ratably to the existing holders of shares of common stock on the date of the authorization by the Board of Directors of such issuance (collectively, the “Existing Holders” and each, individually, an “Existing Holder”).  Each Existing Holder shall be entitled to exercise preemptive rights for that number of such Securities that bears the same ratio to such Securities as the number of shares of common stock owned of record by such Existing Holder bears to the total number of issued and outstanding shares of common stock (the “Preemptive Rights Entitlement”).

2.             The preemptive rights provided for in this Article IV shall entitle the Existing Holder to subscribe for, purchase or otherwise acquire any Securities to be offered for sale, at a price or at prices not less favorable than the price or prices at which such Securities are proposed to be offered for sale to others, without deduction of any expenses of, or compensation for, underwriting or purchase of such Securities by underwriters or dealers.  In the event that the corporation proposes to offer for sale to others any Securities for a consideration other than cash, such preemptive rights shall be exercisable by each Existing Holder for cash, in an amount which, in the determination of the Board of Directors, shall equal the fair market value of any consideration other than cash.

3.             The corporation shall, on the tenth (10th) business day after the date of authorization of the issuance of any Securities, give notice to each Existing Holder the (the “Issuance Notice”) of such authorization.  The Issuance Notice shall specify the number of Securities to be issued, a full description of such class of Securities and the offering price thereof.

4.             The preemptive rights granted pursuant to this Article IV with respect to any Securities to be issued by the corporation may be exercised by each Existing Holder only by the giving of notice of such exercise within fifteen (15) business days after receipt by such Existing Holder of the Issuance Notice (the “Preemptive Rights Period”).  If any Existing Holder fails or declines to purchase such Existing Holder’s Preemptive Rights Entitlement so offered (a “Declining Rightholder”), the Securities not purchased by the Declining Rightholder shall be offered to those Existing Holders who shall have duly exercised their preemptive rights with respect to that issue (the “Accepting Shareholders”).  Each of the Accepting Shareholders shall be entitled to purchase the Securities not purchased by the Declining Shareholders (the “Reoffered Securities”) in the same proportion that the Preemptive Rights Entitlement of such Accepting Shareholder bears to the aggregate of the Preemptive Rights Entitlement of all Accepting Shareholders.  On the fifteenth (15th) business day after the expiration of the Preemptive Rights Period, the corporation shall give notice (the “Reoffer Notice”) to each of the Accepting Shareholders of the amount of Reoffered Securities available for purchase.

5.             The preemptive rights granted with respect to the Reoffered Securities shall be exercised by an Accepting Shareholder by the giving of notice of such exercise within fifteen (15) business days after receipt by the Existing Holders of the Reoffer Notice.  In the event that any Accepting Shareholder fails or declines to purchase such Accepting Shareholder’s proportionate share of such Reoffered Securities, then such unpurchased Reoffered Securities shall continue to be offered the same manner proportionately to those Accepting Shareholders who properly exercised their rights to purchase the Reoffered Securities most recently offered to them, until such time as all of the Securities to be issued have been purchased by Accepting Shareholders or all Accepting Shareholders shall have failed or declined to purchase any of the Reoffered Securities most recently offered to them, at which time the preemptive rights granted by this Article IV shall be exhausted with respect to that particular issue of Securities.

Article V

The name and place of residence of each incorporator is as follows:

Name	Street	City/State/Zip

Nelson H. Howe II	20 Danfield Road	St. Louis, MO 63124

Article VI

The number of directors to constitute the board of directors of the Corporation is two (2).

Article VII

The duration of the Corporation is perpetual.

Article VIII

The Corporation is formed for the following purposes:

1.             To provide mobile medical and emergency medical transport services and emergency medical services to members of the community throughout metropolitan St. Louis and surrounding areas, and in connection therewith, to supply ambulance services, to supply the services of nurses, paramedics and other specialists, to contract with and employ nurses, paramedics and other specialists, to provide facilities, equipment, products and services incidental to such services, and to provide any related services routinely provided to nurses, paramedics and other specialists and to engage in any other business lawful and permitted pursuant to the laws of the State of Missouri, and to engage in any other business lawful and permitted pursuant to the laws of the State of Missouri; and

2.             To do anything permitted of corporations formed pursuant to the provisions of The General and Business Corporation Law of Missouri, as amended from time to time.

Article IX

The Board of Directors is expressly authorized by unanimous consent to make, amend, alter and rescind the Bylaws of the Corporation.

Article X

A.            Actions Involving Directors and Officers.  The Corporation shall indemnify each person who at any time is serving or has served as a director or officer of the Corporation against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, to the maximum extent permitted by law.  Without limiting the generality of the foregoing, the Corporation shall indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such services against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

B.            Actions Involving Employees or Agents.

1.             The Corporation may, if it deems appropriate and as may be permitted by this Article, indemnify any person who at any time is serving or has served as an employee or agent of the Corporation against any claim, liability or expense incurred as a result of such service or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the maximum extent permitted by law or to such lesser extent as the Corporation, in its discretion, may deem appropriate.  Without limiting the generality of the foregoing, the Corporation may indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such services, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

2.             To the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section B(1) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the action, suit or proceeding.

C.            Determination of Right to Indemnification in Certain Circumstances.  Any indemnification required under Section A of this Article or authorized by the Corporation under Section B of this Article (unless ordered by a court) shall be made by the Corporation unless a determination is reasonably and promptly made that indemnification of the director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth in or established pursuant to this Article.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

D.            Advance Payment of Expenses.  Expenses incurred by a person who is or was a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, and expenses incurred by a person who is or was an officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in or pursuant to this Article.

E.             Not Exclusive.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Bylaws of the Corporation or any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

F.             Indemnification Agreements Authorized.  Without limiting the other provisions of this Article, the Corporation is authorized from time to time, without further action by the shareholders of the Corporation, to enter into agreements with any director, officer, employee or agent of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law.  Any such agreement entered into by the Corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with such other directors.

G.            Standard of Conduct.  Except as may otherwise be permitted by law, no person shall be indemnified pursuant to this Article (including without limitation pursuant to any agreement entered into pursuant to Section F of this Article) from or on account of such person’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.  The Corporation may (but need not) adopt a more restrictive standard of conduct with respect to the indemnification of any employee or agent of the Corporation.

H.            Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was otherwise serving on behalf or at the request of the Corporation in any such capacity, or arising out of his status as such, whether or not the Corporation is obliged to or would have the power to indemnify him against such liability under the provisions of this Article; provided, that the obtaining of any such insurance shall not give rise to any right to indemnification for any director, officer, employee or agent except as otherwise specified herein, in the Bylaws of the Corporation, or by separate agreement with the Corporation.

I.              Certain Definitions.  For purposes of this Article:

1.             Any director or officer of the Corporation who shall serve as a director, officer or employee of any other corporation, partnership, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was the owner of a majority of either the outstanding equity interests or the outstanding voting stock (or comparable interests) shall be deemed to be serving as such director, officer or employee at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise.  In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the Corporation, the Board of Directions of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual prior request for such service.

2.             References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation the same capacity.

3.             The term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; the term “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have satisfied any standard of care required by or pursuant to this Article in connection with such plan.

J.             Survival.  Any indemnification rights provided pursuant to this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  Notwithstanding any other provision in these Articles of Incorporation, indemnification rights arising under or granted pursuant to this Article shall survive amendment or repeal of this Article with respect to any acts or omissions occurring prior to the effective time of such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights with respect to such acts or omissions as a binding contract with the Corporation.

K.            Amendment.  The affirmative vote of the holders of record of outstanding shares representing all of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article, notwithstanding the fact that a lesser percentage may be specified by the laws of Missouri.

Article XI

The Corporation shall have the authority to amend these Articles of Incorporation, at any time or from time to time, as permitted by the provisions of The General and Business Corporation Law of Missouri, as amended from time to time.

IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 26th day of May, 2004.

/s/ Nelson H. Howe II
Nelson H. Howe II, Incorporator

STATE OF MISSOURI	)
) SS.
CITY OF ST. LOUIS	)

I, Jean G. Meyer, a Notary Public, do hereby certify that on the 26th day of May, 2004, personally appeared before me, NELSON H. HOWE II, and being duly sworn by me acknowledged that he signed as his own free act and deed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

/s/ Jean G. Meyer
Notary Public

My commission expires	Jan. 3, 2007

My County of Commission	City of St. Louis

STATE OF MISSOURI

Robin Carnahan, Secretary of State

Corporations Division

P.O. Box 778 / 600 W. Main Street, Rm 322

Jefferson City, MO 65102

Statement of Change of Registered Agent and/or Registered Office
By a Foreign or Domestic For Profit or Nonprofit Corporation or a Limited
Liability Company

Instructions

1.

This form is to be used by either a for profit or nonprofit corporation or a limited liability company to change either or both the name of its registered agent and/or address of its existing registered agent.

2.	There is a $10.00 fee for filing this statement.
3.	P.O. Box may only be used in conjunction with a physical street address.
4.	Agent and address must be in the State of Missouri.
5.	The corporation may not act as its own agent.

		Charter No.	LC0713803

(1)	The name of the business entity is:	Access 2 Care, LLC

(2)	The address, including street and number, of its present registered office (before change) is

505 North and South Road #3B, University City, MO 63130
Address City/State/Zip

(3)	The address, including street and number, of its registered office is hereby changed to:

2500 Abbott Place, St. Louis, MO 63143
Address (P.O. Box may only be used in conjunction with a physical street address) City/State/Zip

(4)	The name of its present registered agent (before change) is:	Stephen Lane Ukman

(5)	The name of the new registered agent is:

Kevin Fairlie

Authorized signature of new registered agent must appear below:

Kevin Fairlie
(May attach separate originally executed written consent to this form in lieu of this signature)

(6)	The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

(7)	The change was duly authorized by the business entity named above.

In Affirmation thereof, the facts stated above are true and correct.

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575,040, RSMo)

Matt McCormick	Matt McCormick
Authorized signature of office or, if applicable, chairman of the board	Printed Name

President	March 22, 2007
Title	month/day/year

Name and address to return filed document:

Name:	Kevin Fairlie

Address:	2500 Abbott Place

City, State, and Zip Code:	St. Louis, MO 63143

STATE OF MISSOURI

Robin Carnahan, Secretary of State

Corporations Division

P.O. Box 778 / 600 W. Main Street, Rm 322

Jefferson City, MO 65102

Statement of Change of Registered Agent and/or Registered Office
By a Foreign or Domestic For Profit or Nonprofit Corporation or a Limited Liability Company

Instructions

1.

This form is to be used by either a for profit or nonprofit corporation or a limited liability company to change either or both the name of its registered agent and/or address of its existing registered agent.

2.	There is a $10.00 fee for filing this statement.
3.	P.O. Box may only be used in conjunction with a physical street address.
4.	Agent and address must be in the State of Missouri
5.	The corporation may not act as its own agent.

		Charter No.	LC0713803

(1)	The name of the business entity is:	ACCESS 2 CARE, LLC

(2)	The address, including street and number, of its present registered office (before change) is:

2500 Abbott Place, St. Louis, MO 63143
Address City/State/Zip

(3)	The address, including street and number, of its registered office is hereby changed to:

221 Bolivar Street, Jefferson City, MO 65101
Address (P.O. Box may only be used in conjunction with a physical street address) City/State/Zip

(4)	The name of its present registered agent (before change) is:	Kevin Fairlie

(5)	The name of the new registered agent must appear below:

CSC – Lawyers Incorporating Service Company

Authorized signature of new registered agent must appear below:

	Amy Gudgel	Amy Gudgel, Asst. Vice President
(May attach separate originally executed written consent to this form in lieu of this signature)

(6)	The address of its registered office and the address of the office of its registered agent, as changed, will be identical

(7)	The change was duly authorized by the business entity named above.

In Affirmation thereof, the facts stated above are true and correct.

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575,040, RSMo)

William A. Sanger	William A. Sanger
Authorized signature of office or, if applicable, chairman of the board	Printed Name

CEO of AMR, Inc., Manager of Mission Care	10/11/07
Title Services, LLC, as Manager of Access 2 Care, LLC	month/day/year

Name and address to return filed document:

Name:	Illinois Corporation Service Company, Attn. Amy Gudgel

Address:	801 Stevenson Drive

City, State, and Zip Code:	Springfield, IL 62703

State of Missouri
Missouri Secretary of State’s Office
Robin Carnahan
Secretary of State, Robin Carnahan
02/28/2011

Invoice Number:   8251357 Invoice Date: 02/28/2011 08:03 AM  User ID: 395

Billing Information

JEFF CITY FILING, INC.

222 E. Dunklin, Suite 102

Jefferson City, MO 65101

Product Description	Certification Number	Order Date	Qty	Pages	Item Cost	Extended	Amount Due

JEFF-Corp Copies — Certified Copies Re: ABBOTT AMBULANCE, INC. Contact: JEFF CITY FILING, INC. Shipped Via: Pick-up	1357864713	02/28/2011	1	1	21.50	21.50	$21.50

Account #: 7939 Credit Balance as of 02/28/2011 2:28 PM: $0.00

			Invoice Total:				$21.50
Payment Details:
			Payment Total:				$0.00

Contact(s): None specified			Amount Due:				$21.50

Include invoice number on all correspondence and send to:

UCC Inquiries:	Missouri Secretary of State’s Office P.O. Box 1159 Jefferson City, Missouri 65102	To discuss payment for UCC items call: (866) 223-6535 Toll Free
Corporation Inquiries:	Missouri Secretary of State’s Office P.O. Box 1366 Jefferson City, Missouri 65102	To discuss payment for UCC items call: (866) 223-6535 Toll Free
Commission Inquiries:	Missouri Secretary of State’s Office P.O. Box 784 Jefferson City, Missouri 65102	To discuss payment for UCC items call: (866) 223-6535 Toll Free

ARTICLES OF MERGER
(Section 355.631)

OF

ABBOTT AMBULANCE, INC.

INTO

ABBOTT MERGER, INC.

Pursuant to the provisions of Missouri Nonprofit Corporation Act, the undersigned corporations certify the following:

1.             That ABBOTT AMBULANCE, INC., a Missouri nonprofit corporation and ABBOTT MERGER, INC., a Missouri corporation, are hereby merged and that ABBOTT MERGER, INC. is the surviving corporation.

2.             PLAN OF MERGER

WHEREAS, Barnes-Jewish Hospital (“BJH”) and Saint Louis University (“SLU”) are the sole equal members of Abbott Ambulance, Inc., a Missouri non-profit (public benefit) corporation (“Abbott”); and

WHEREAS, BJH and SLU are the sole equal shareholders of Abbott Merger, Inc., a Missouri corporation (“New Abbott” or “Surviving Entity” and, together with Abbott, the “Merging Entities”); and

WHEREAS, the Merging Entities deem it advisable that Abbott and New Abbott merge with New Abbott, being the Surviving Entity, and approve the Plan of Merger set forth below herein; and

WHEREAS, this Plan of Merger has been unanimously approved by BJH and SLU as the sole members of Abbott and as the sole shareholders of New Abbott; and

WHEREAS, the merger agreed to herein is permitted by the law of Missouri under which the Merging Entities are organized.

NOW, THEREOFRE, in consideration of the promises and of the mutual agreements herein set forth, the Merging Entities agree and do plan to merge upon the terms and conditions below stated:

1.                                       Agreement to Merge.  The Merging Entities hereby agree that Abbott shall be merged into New Abbott.

2.                                       Name of Surviving Entity.  The name of the Surviving Entity shall be changed to “Abbott Ambulance, Inc.”

3.                                       Terms and Conditions.

(a)           Transfer.  All properties, rights, privileges, leases, patents, and licenses of Abbott are to be transferred to and become the property of New Abbott as the survivor.  The officers and board of directors of the above-named Merging Entities are authorized to execute all deeds, assignments, and documents of every nature which may be needed to effectuate full and complete transfer of ownership.

(b)           Officers and Directors.  The officers and directors of New Abbott shall continue in office until their successors are duly elected and qualified under the provisions of the Bylaws of New Abbott.

(c)           Effective Date.  The merger shall be effective on the filing of the Articles of Merger containing this Plan of Merger with the Missouri Secretary of State.

(d)           Termination.  This Plan may be terminated and the merger abandoned at any time prior to filing the Articles of Merger containing this Plan with the Missouri Secretary of State upon the affirmative vote of the members of Abbott or the shareholders of New Abbott at a duly held meeting or by action duly taken in writing prior to such filing.

(e)           Organizational Documents.  The Merging Entities agree that no changes are required or desired to be made to the organizational documents of the Surviving Entity except that the corporate name shall be changed to “Abbott Ambulance, Inc.” and that the organizational documents of the Surviving Entity with said name change shall be its organizational document.

(f)            Amendment to Articles.  The Articles of Incorporation of Abbott Merger, Inc., the survivor, shall be amended to change its name to “Abbott Ambulance, Inc.”

4.                                       Conversion of Interest.  As part of the Plan of Merger, BJH and SLU as members of Abbott shall receive in exchange for their membership interest in Abbott 100 shares of common stock of New Abbott, being all of the outstanding shares of the Surviving Entity, and BJH and SLU shall continue to equally own all the outstanding shares of New Abbott.

5.                                       That the Board of Directors of each of the above-named Merging Entities unanimously approved the Plan of Merger set forth in these Articles by action in writing on June 9, 2004.

2

6.                                       That BJH and SLU are the sole equal members of Abbott and have unanimously approved this Plan of Merger by action in writing on June 9, 2004.

7.                                       That BJH and SLU are the sole equal shareholders of New Abbott (each owning fifty (50) shares of the outstanding common stock) and have unanimously approved the Plan of Merger by action in writing on June 9, 2004.

8.                                       At least twenty (20) days before consummation of this merger, notice including a copy of the proposed Plan of Merger and, if applicable, evidence of compliance with §355.621(4) was delivered to the attorney general.

9.                                       Abbott Merger, Inc. Articles of Incorporation are to be amended changing its name to “Abbott Ambulance, Inc.”

IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations on the day and year hereafter acknowledged.

ABBOTT AMBULANCE, INC.

CORPORATE SEAL

	By	William R. Kaufman
Chairman of the Board

ATTEST:		William R. Kaufman	6/16/04
		Printed Name	Date

/s/
Assistant Secretary

ABBOTT MERGER, INC.

NONE		Donald W. Fitzgerald
President OR Vice President

ATTEST:		Donald W. Fitzgerald	6/22/04
		Printed Name	Date

/s/
Secretary or Assistant Secretary

3

STATE OF MISSOURI	)
) ss.
COUNTY OF ST. LOUIS	)

I, Gregory A. Patterson, a Notary Public, do hereby certify that on June 10, 2004, personally appeared before me William R. Kaufman who being by me first duly sworn, declared that he/she is the Chair of the Board of ABBOTT AMBULANCE, INC., a Missouri nonprofit corporation, that he signed the foregoing document as Chair of the Board of the corporation, and that the statements therein contained are true.

(Notarial Seal or Stamp)

Gregory A. Patterson
Notary Public

My commission expires	9-7-07

My County of Commission	St. Louis City

STATE OF MISSOURI	)
) ss.
COUNTY OF ST. LOUIS	)

I, Julie L. Siebert, a Notary Public, do hereby certify that on June 22, 2004, personally appeared before me  Donald W. Fitzgerald who being by me first duly sworn, declared that he/she is the President of ABBOTT AMBULANCE, INC., a Missouri nonprofit corporation, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

(Notarial Seal or Stamp)

Julie L. Siebert
Notary Public

My commission expires	4-14-07

My County of Commission	St. Louis City

4

STATE OF MISSOURI

Matt Blunt, Secretary of State

Corporations Division

P.O. Box 778 / 600 W. Main Street, Rm 322

Jefferson City, MO 65102

Statement of Change of Registered Agent and/or Registered Office
By a Foreign or Domestic For Profit or Nonprofit Corporation or a Limited Liability Company

Instructions

1.

This form is to be used by either a for profit or nonprofit corporation or a limited liability company to change either or both the name of its registered agent and/or address of its existing registered agent.

2.	There is a $10.00 fee for filing this statement.
3.	P.O. Box may only be used in conjunction with a physical street address.
4.	Agent and address must be in the State of Missouri.
5.	The corporation may not act as its own agent.

		Charter No.	00589673

(1)	The name of the business entity is:	Abbott Ambulance, Inc.

(2)	The address, including street and number, of its present registered office (before change) is:

714 Locust Street, St. Louis, MO 63101
Address City/State/Zip

(3)	The address, including street and number, of its registered office is hereby changed to:

505 North & South Rd., #3B, University City, MO 63130
Address (P.O. Box may only be used in conjunction with a physical street address) City/State/Zip

(4)	The name of its present registered agent (before change) is:	Charles E. Valler

(5)	The name of the new registered agent is:

Stephen L. Ukman

Authorized signature of new registered agent must appear below:

(May attach separate originally executed written consent to this form in lieu of this signature)

(6)	The address of its registered office and the address of the office of its registered agent, as changed, will be identical

(7)	The change was duly authorized by the business entity named above.

In Affirmation thereof, the facts stated above are true and correct.

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575,040, RSMo)

Bernie Squitieri	Bernie Squitieri
Authorized signature of office or, if applicable, chairman of the board	Printed Name

Vice President, Secretary and Treasurer	12/1/04
Title	month/day/year

Name and address to return filed document:

Name:	Stephen L. Ukman

Address:	505 North & South Rd., #38

City, State, and Zip Code:	University City, MO 63130

STATE OF MISSOURI

Matt Blunt, Secretary of State

Corporations Division

P.O. Box 778 / 600 W. Main Street, Rm 322

Jefferson City, MO 65102

Amendment of Articles of Incorporation
for a General Business or Close Corporation

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned certifies the following:

1.	The present name of the Corporation is	Abbott Ambulance, Inc.

The name under which it was originally organized was	Abbott Merger, Inc. - 00589673

2.	An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on

9/27/2004
month/day/year

3.	Article Number Six is amended to read as follows:

The number of directors to constitute the board of directors of the Corporation is three (3).

(If more than one article is to be amended or more space is needed attach additional pages)

Name and address to return filed document:

Name:	Stephen L. Ukman

Address:	505 North & South Rd., #38

City, State, and Zip Code:	University City, MO 63130

4.                                       Of the 100 shares outstanding 100 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares
Common	100

5.                                       The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
Common	100	0

6.                                       If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

7.                                       If the effective date of the amendment is to be a date other than the date of filing of the certificate of amendment with the Secretary of State, then the effective date, which shall be no more than 90 days following the filing date, shall be specified:

In Affirmation thereof, the facts stated above are true and correct:
(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040.RSMo)

/s/	Bernie Squitieri	Vice Pres., Sec. & Treas.		12/1/04
Authorized Signature		Printed Name	Title	Date

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STATE OF MISSOURI

Robin Carnahan, Secretary of State

Corporations Division

P.O. Box 778 / 600 W. Main Street, Rm 322

Jefferson City, MO 65102

Statement of Change of Registered Agent and/or Registered Office
By a Foreign or Domestic For Profit or Nonprofit Corporation or a Limited Liability Company

Instructions

1.

This form is to be used by either a for profit or nonprofit corporation or a limited liability company to change either or both the name of its registered agent and/or address of its existing registered agent.

2.	There is a $10.00 fee for filing this statement.
3.	P.O. Box may only be used in conjunction with a physical street address.
4.	Agent and address must be in the State of Missouri.
5.	The corporation may not act as its own agent.

		Charter No.	00589673

(1)	The name of the business entity is:	Abbott Ambulance, Inc.

(2)	The address, including street and number, of its present registered office (before change) is:

2500 Abbott Place, St, Kiyusm NI 63143
Address City/State/Zip

(3)	The address, including street and number, of its registered office is hereby changed to:

2500 Adie Road, St. Louis, MO 63043
Address (P.O. Box may only be used in conjunction with a physical street address) City/State/Zip

(4)	The name of its present registered agent (before change) is:	Stephen Ukman

(5)	The name of the new registered agent is:

/s/ Rodney Washbum

Authorized signature of new registered agent must appear below:

/s/ Rodney Washbum
(May attach separate originally executed written consent to this form in lieu of this signature)

(6)	The address of its registered office and the address of the office of its registered agent, as changed, will be identical

(7)	The change was duly authorized by the business entity named above.

In Affirmation thereof, the facts stated above are true and correct.
(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575,040, RSMo)

/s/ Rodney Washbum	Rodney Washbumn
Authorized signature of office or, if applicable, chairman of the board	Printed Name

Secretary	11/14/05
Title	month/day/year

Name and address to return filed document:

Name:	Kevin Fairlie

Address:	2500 Abbott Place

City, State, and Zip Code:	St. Louis, MO 63143

STATE OF MISSOURI

Robin Carnahan, Secretary of State

Corporations Division

P.O. Box 778 / 600 W. Main Street, Rm 322

Jefferson City, MO 65102

Statement of Change of Registered Agent and/or Registered Office
By a Foreign or Domestic For Profit or Nonprofit Corporation or a Limited Liability Company

Instructions

1.

This form is to be used by either a for profit or nonprofit corporation or a limited liability company to change either or both the name of its registered agent and/or address of its existing registered agent.

2.	There is a $10.00 fee for filing this statement.
3.	P.O. Box may only be used in conjunction with a physical street address.
4.	Agent and address must be in the State of Missouri.
5.	The corporation may not act as its own agent.

		Charter No.	00589673

(1)	The name of the business entity is:	ABBOTT AMBULANCE, INC.

(2)	The address, including street and number, of its present registered office (before change) is:

2500 Adie Rd., St. Louis, MO 63043
Address City/State/Zip

(3)	The address, including street and number, of its registered office is hereby changed to:

221 Bolivar Street, Jefferson City, MO 65101
Address (P.O. Box may only be used in conjunction with a physical street address) City/State/Zip

(4)	The name of its present registered agent (before change) is:	Rodney Washbum

(5)	The name of the new registered agent is:

CSC-Lawyers Incorporating Service Company

Authorized signature of new registered agent must appear below:

	/s/ Amy Gudgel	Amy Gudgel, Asst. Vice President
(May attach separate originally executed written consent to this form in lieu of this signature)

(6)	The address of its registered office and the address of the office of its registered agent, as changed, will be identical

(7)	The change was duly authorized by the business entity named above.

In Affirmation thereof, the facts stated above are true and correct.

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575,040, RSMo)

/s/ Todd Zimmerman	Todd Zimmerman
Authorized signature of office or, if applicable, chairman of the board	Printed Name

EVP	12/14/07
Title	month/day/year

Name and address to return filed document:

Name:	Illinois Corporation Service Company Attn: Amy Gudgel

Address:	801 Stevenson Drive

City, State, and Zip Code:	Springfield, IL 62703

Missouri

TAXATION DIVISION	DEPARTMENT OF REVENUE
P O BOX 3666
JEFFERSON CITY MO 65105 3666	Telephone: (573) 751-9268
Fax: (573) 522-1265
E-mails:

CERTIFICATE OF TAX CLEARANCE

ABBOTT AMBULANCE INC.	DATE:	MARCH 9, 2010
6200 S SYRACUSE WAY #200
GREENWOOD VILLAGE CO 80111	MISSOURI CORPORATION CHARTER
NUMBER: 00589673

Thank you for contacting the Missouri Department of Revenue.  In response to the corporation’s request, a review of the tax records has been completed.  All taxes owed, including all liabilities owed as determined by the Division of Employment Security, pursuant to Chapter 288, RSMo, have been paid.

This statement is not to be construed as limiting the authority of the Director of Revenue to pursue collection of liabilities resulting from final litigation, default in payment of any installment agreement entered into with the Director of Revenue, any successor liability that may become due in the future, or audits or reviews of the taxpayer’s records as provided by law.

This Certificate of Tax Clearance must be presented to the Missouri Secretary of State’s Office with any required paperwork and payment.  For information concerning the Secretary of State’s requirements, you may call their office at (573) 751-4153 or toll free at (866) 223-6535.

If you require additional information or assistance, please contact the Taxation Division at Post Office Box 3666, Jefferson City, Missouri 65105-3666 or by telephone at (573) 751-9268 during the hours of 8:00 a.m. to 5:00 p.m.

THIS CERTIFICATE REMAINS VALID FOR SIXTY (60) DAYS FROM THE ISSUANCE DATE.  If you do not complete your transaction in sixty (60) days you must obtain a new Certificate of Tax Clearance.  Additionally, a new Form 943, Request for Tax Clearance, may be required.

Sincerely,

/s/ HT Ivason

H.T. Ivason
Director of Taxation Division

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